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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2001

WEBSENSE, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

000-30093 (Commission File Number)	51-0380839 (IRS Employer Identification No.)

10240 Sorrento Valley Road
San Diego, California 92121
(Address of principal executive offices) (Zip Code)

(858) 320-8000
(Registrant's telephone number, including area code)

Item 5. Other Events.

    Effective March 1, 2001, Donald B. Milder resigned as a member of the Board of Directors of Websense, Inc., a Delaware corporation ("Registrant") and as a member of the Audit Committee of Registrant's Board of Directors. Effective March 2, 2001, Registrant's Board of Directors has appointed Peter Waller to fill the resulting vacancies on its Board of Directors and its Audit Committee. Further information is provided in the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c	)	Exhibits.
Exhibit 99.1. Press Release dated March 8, 2001.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSENSE, INC.
/s/ JOHN B. CARRINGTON John B. Carrington, President and Chief Executive Officer

Dated: March 8, 2001

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EXHIBIT INDEX

Exhibit Number	Document
99.1	Press Release dated March 8, 2001

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SIGNATURES
EXHIBIT INDEX